EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT B:
  Attachment to item 77Q1:
  Exhibits
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EXHIBIT A:
ITEM 77D
POLICIES WITH RESPECT TO SECURITY INVESTMENTS


	On May 14, 2003 the Board of Directors of the Gabelli Investor Funds, Inc. its sole series, The Gabelli ABC Fund (`the "Fund") has been changed to permit the Fund to enter into short sales so that the market value of the securities sold short of any one issuer will not exceed either 10% (previously 5%) of the Fund's total assets or 10%
(previously 5%) of such issuer's voting securities.



EXHIBIT B:
ITEM 77Q1(b)

COPIES OF TEXT OF ANY PROPOSAL DESCRIBED IN ANSWER TO 77D

RESOLVED,	That the Board Members hereby approve a
change in investment policy so that the
market value of the securities sold short of any one issuer will not exceed either 10%
(currently 5%) of the Fund's total assets or 10% (currently 5%) of such issuer's voting securities.